Exhibit 10.7

PROMISSORY NOTE

Borrower:

Eternal Image of 28800 Orchard Lake Road MI 48334
Lender:

Woodrow Browne

Principal Amount:

$75,000.00

1.

FOR VALUE RECEIVED, Eternal Image promises to pay to Woodbrow Browne at such address as may be provided in writing to Eternal Image , the principal sum of seventy-five thousand ( $75,000.00 ) USD, with interest payable on the unpaid principal at the rate of 8.25 percent per annum, calculated monthly not in advance and in accordance with the attached amortization schedule.

2.

This Note will be repaid in 3 installments of $25,000 on April 1, 2007, July 1, 2007, and October 1, 2007. The final payment will of $3,201.99 will be made on November 1, 2007 in accordance with the attached amortization schedule.

3.

At any time while not in default under this Note, Eternal Image may pay the outstanding balance then owing under this Note to Woodrow Browne without further bonus or penalty.

4.

Notwithstanding anything to the contrary in this Note, if Eternal Image defaults in the performance of any obligation under this Note, then Woodrow Browne may declare the principal amount owing and interest due under this Note at that time to be immediately due and payable.

5.

This Note will be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

6.

If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

7.

All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Woodrow Browne in enforcing this Note as a result of any default by Eternal Image , will be added to the principal then outstanding and will immediately be paid by Eternal Image .

8.

This Note will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Eternal Image and Woodrow Browne. Eternal Image waives presentment for payment, notice of non-payment, protest and notice of protest.

9.

Payments will be made in accordance with the attached amortization schedule.

IN WITNESS WHEREOF Eternal Image has duly affixed his signature under seal on this 21st day of December, 2006.

SIGNED, SEALED, AND DELIVERED
this 21st day of December, 2006 in front of the person below who is over 18 years of age and not involved with the contents of this document or related to any of the parties in this document.

__________________________
(signature of witness)

WITNESS DETAILS:

Name:

_______________

Address:

_______________

_______________

Clint Mytych Eternal Image – Chief Executive Officer James R Parliament Eternal Image – Chief Financial Officer